UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 10, 2006

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51758	98-0216911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2006, Computer Software Innovations, Inc. (the “Company”) entered into an Investor Relations Consulting Agreement (the “Agreement”) with Alliance Advisors, LLC (“Alliance”). The purpose of the Agreement is for Alliance to assist the Company in the development of the Company’s investor relations and corporate communications program. Under the terms of the Agreement, Alliance will assist the Company for a period of twelve months in developing and implementing an investor relations and corporate communications strategy. In exchange for Alliance’s services, the Company paid Alliance $6,500 upon execution of the Agreement and will pay Alliance $6,500 a month in cash for the first six months of the Agreement. At the end of six months, either party to the Agreement will have the option of terminating the Agreement. If the Agreement continues for an additional six months, then the monthly payment will increase to $7,250. In addition to the cash compensation just described, the Company will also issue to Alliance sixty thousand (60,000) shares of restricted common stock. If Alliance does not complete the full one-year term of the Agreement, a pro rata portion of fifty-four thousand (54,000) shares must be returned to the Company.

The Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the execution of the Agreement, on July 14, 2006 the Company issued a press release filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Investor Relations Consulting Agreement by and between the Company and Alliance Advisors, LLC dated July 10, 2006.

99.1	Press Release dated July 14, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: July 14, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Investor Relations Consulting Agreement by and between the Company and Alliance Advisors, LLC dated July 10, 2006.

99.1	Press Release dated July 14, 2006.